SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-11(c) or Rule 14a-12

Theragenics Corporation®

(Name of Registrant as Specified in Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

THERAGENICS CORPORATION®

5203 BRISTOL INDUSTRIAL WAY
BUFORD, GEORGIA 30518

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

       You are cordially invited to attend the Annual Meeting of Stockholders of Theragenics Corporation® (the “Company”) to be held at 10:00 A.M., New York time, on Tuesday, May 11, 2004, at The Peninsula New York, 700 Fifth Avenue at 55th Street, New York, New York, 10019, for the purpose of electing three directors.

      The Board of Directors has fixed the close of business on March 15, 2004, as the record date for the determination of the stockholders entitled to notice of, and to vote at, the meeting.

Sincerely,

Tracy M. Culver,
Secretary

Buford, Georgia

March 31, 2004

YOUR VOTE IS IMPORTANT

      WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS, YOU ARE REQUESTED TO FILL IN AND SIGN THE ENCLOSED FORM OF PROXY AND MAIL IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. IF YOU DO ATTEND THE MEETING AND DECIDE THAT YOU WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY.

      A TICKET MUST BE PRESENTED IN ORDER TO GAIN ADMISSION TO THE ANNUAL MEETING OF STOCKHOLDERS. IF YOU ARE PLANNING ON ATTENDING THE MEETING, PLEASE COMPLETE AND RETURN THE ENCLOSED ADMISSION TICKET REQUEST FORM IN ORDER TO RECEIVE YOUR ADMISSION TICKET. YOU WILL NOT BE MAILED AN ADMISSION TICKET. YOUR TICKET WILL BE AVAILABLE AT THE REGISTRATION TABLE ON MAY 11, 2004.

PROXY STATEMENT
VOTING SECURITIES AND PRINCIPAL SECURITY HOLDERS
ELECTION OF DIRECTORS
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION AND RELATED MATTERS
STOCK PERFORMANCE GRAPH
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
PRINCIPAL ACCOUNTING FEES AND SERVICES
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS
MISCELLANEOUS
OTHER MATTERS

THERAGENICS CORPORATION®

5203 Bristol Industrial Way
Buford, Georgia 30518

PROXY STATEMENT

       This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Theragenics Corporation® (the “Company”) to be voted at the Annual Meeting of Stockholders of the Company to be held on Tuesday, May 11, 2004, at The Peninsula New York, 700 Fifth Avenue at 55th Street, New York, New York, 10019, at 10:00 A.M., New York time, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

      The Board of Directors has fixed the close of business on March 15, 2004, as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the forthcoming Annual Meeting of Stockholders or any adjournment thereof. Any person giving a proxy in the form accompanying this statement has the power to revoke it at any time prior to its exercise. A proxy may be revoked by attending and voting at the meeting, by giving a later proxy or by written notice to the Secretary of the Company received at the Company’s offices at 5203 Bristol Industrial Way, Buford, Georgia, 30518, prior to the date of the Annual Meeting.

      When proxies are returned properly executed, the shares represented thereby will be voted as directed in the executed proxy. If the proxy is signed and returned but no choice is specified therein, it will be voted FOR the election of the nominees named therein.

      You will need a ticket to attend the Annual Meeting of Stockholders. If your shares are registered in your name and not in the name of a bank, broker or other third party, you may request an admission ticket by completing and returning the enclosed Admission Ticket Request Form. You will not be mailed an admission ticket. Your ticket will be available at the registration table on May 11, 2004.

      If you plan to attend the Annual Meeting of Stockholders in person and your shares are not registered in your own name, please advise the bank, broker or other institution that holds your shares that you plan to attend the Annual Meeting. That firm must provide you with documentation showing that you owned your shares of the Company as of the record date, March 15, 2004. This documentation may be either a copy of an account statement that shows you owned the shares on the record date or a letter from the firm that confirms you owned the shares on that date. Please include that documentation when you return the enclosed Admission Ticket Request Form to the Company in order to receive an admission ticket.

      The expenses for soliciting proxies for the forthcoming Annual Meeting of Stockholders are to be paid by the Company. Directors, officers and employees of the Company, who will not be specially compensated for such services, may make solicitation of proxies by means of personal calls upon, or telephonic or telegraphic communications with, stockholders or their personal representatives. The Company will reimburse brokers and other nominees for their reasonable expenses incurred in forwarding soliciting material to beneficial owners. It is anticipated that this Proxy Statement and enclosed Proxy will first be mailed to stockholders entitled to notice of and to vote at the Annual Meeting on or about March 31, 2004.

VOTING SECURITIES AND PRINCIPAL SECURITY HOLDERS

      As of March 15, 2004, there were 29,966,575 shares of Common Stock, par value $.01 per share (“Common Stock”) outstanding and entitled to vote at the Annual Meeting.

      The holders of Common Stock are entitled to vote as a single class and to one vote per share, exercisable in person or by proxy, at all meetings of stockholders. Holders of Common Stock do not have cumulative voting rights. Abstentions and “broker non-votes” are counted for purposes of determining the presence or absence of a quorum for the transaction of business but are not counted in determining the numbers of shares voted for or against any nominee for director or any proposal.

      The following table sets forth the ownership of the Company’s Common Stock as of March 15, 2004, by:

•	each of the Company’s directors and the named executive officers appearing in the table under “Executive Compensation — Executive Compensation and Related Matters;” and

•	all persons known to the Company to be the beneficial owner of more than 5% of the Company’s outstanding Common Stock.

      Unless otherwise indicated, the address for each person listed is c/o Theragenics Corporation®, 5203 Bristol Industrial Way, Buford, Georgia 30518.

	Amount and
	Nature of		Percentage of
Name of	Beneficial		Common Stock
Beneficial Owner	Ownership(1)		Outstanding(2)

FMR Corp.
Fidelity Management &
Research Company(3)	2,966,000	(4)	9.9%
Barclays Global Investors NA(5)	1,820,160	(6)	6.1%
Royce & Associates(7)	1,620,300	(8)	5.4%
Dimensional Fund Advisors Inc.(9)	1,516,100	(10)	5.1%
Otis W. Brawley, M.D.	152,250	(11)	*
Orwin L. Carter, Ph.D.	163,500	(12)	*
Earnest W. Deavenport, Jr.	64,000	(13)	*
Patrick L. Flinn	91,333	(14)	*
John V. Herndon	121,000	(15)	*
Philip A. Incarnati	49,000	(16)	*
M. Christine Jacobs	683,456	(17)	2.2%
James A. MacLennan	52,847	(18)	*
Peter A.A. Saunders	158,500	(19)	*
Bruce W. Smith	303,444	(20)	*
All Directors and Officers as a Group (twelve persons)	1,877,355	(21)	6.0%

*	Less than 1%

(1)	Each person named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by him or her, unless otherwise noted.

(2)	The percentage of shares of Common Stock is calculated assuming that the beneficial owner has exercised any conversion rights, options or other rights to subscribe held by such beneficial owner that are currently exercisable or exercisable within 60 days and that no other conversion rights, options or other rights to subscribe have been exercised by anyone else.

(3)	82 Devonshire Street, Boston, Massachusetts 02109.

(4)	Amount based solely on schedule 13G/ A filed February 17, 2004 by FMR Corp., the parent of Fidelity Management & Research Company. Fidelity Management & Research Company (“Fidelity”), a wholly owned subsidiary of FMR Corp. (“FMR”) and an investment adviser, is the beneficial owner of 2,966,000 shares as a result of acting as investment adviser to various registered investment companies (the “Funds”), including the Fidelity Low Priced Stock Fund.

Edward C. Johnson 3d, FMR’s Chairman, through its control of Fidelity, and the Funds each has sole power to dispose of the 2,966,000 shares owned by the Funds. Neither FMR nor Mr. Johnson has the sole power to vote or direct the voting of the shares owned directly by the Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees.

Members of the Edward C. Johnson 3d family are the predominant owners of Class B shares of common stock of FMR, representing approximately 49% of the voting power of FMR. Mr. Johnson 3d, Chairman of FMR, owns 12.0% and Abigail P. Johnson, a Director of FMR, owns 24.5% of the voting stock of FMR. The Johnson family group and all other Class B shareholders have entered into a shareholders’ voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Through their ownership of voting common stock and the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR.

(5)	45 Fremont Street, San Francisco, California 94105.

(6)	Beneficial ownership as of December 31, 2003 as reported on a Schedule 13G filed with the Commission on February 17, 2004. The number of shares owned with sole and shared voting and investment power equals 1,720,648 as reported on the Schedule 13G filed with the Commission on the same date.

(7)	1414 Avenue of America, New York, New York 10019.

(8)	Beneficial ownership as of December 31, 2003 as reported on a Schedule 13G filed with the Commission on February 9, 2004. All shares beneficially owned with voting and investment power.

(9)	1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

(10)	Beneficial ownership as of December 31, 2003 as reported on a Schedule 13G filed with the Commission on February 6, 2004. All shares beneficially owned with voting and investment power.

(11)	Includes 143,000 shares purchasable by Dr. Brawley within 60 days upon exercise of options and 1,000 restricted stock shares subject to forfeiture before November 11, 2004.

(12)	Includes 128,000 shares purchasable by Dr. Carter within 60 days upon exercise of options and 1,000 restricted stock shares subject to forfeiture before November 11, 2004.

(13)	Includes 53,000 shares purchasable by Mr. Deavenport within 60 days upon exercise of options and 1,000 restricted stock shares subject to forfeiture before November 11, 2004.

(14)	Includes 89,333 shares purchasable by Mr. Flinn within 60 days upon exercise of options and 1,000 restricted stock shares subject to forfeiture before November 11, 2004.

(15)	Includes 111,000 shares purchasable by Mr. Herndon within 60 days upon exercise of options and 1,000 restricted stock shares subject to forfeiture before November 11, 2004.

(16)	Includes 48,000 shares purchasable by Mr. Incarnati within 60 days upon exercise of options and 1,000 restricted stock shares subject to forfeiture before November 21, 2004.

(17)	Includes 480,000 shares purchasable by Ms. Jacobs within 60 days upon exercise of options.

(18)	Includes 20,000 shares purchasable by Mr. MacLennan within 60 days upon exercise of options.

(19)	Includes 144,000 shares purchasable by Mr. Saunders within 60 days upon exercise of options and 1,000 restricted stock shares subject to forfeiture before November 11, 2004.

(20)	Includes 160,000 shares purchasable by Mr. Smith within 60 days upon exercise of options.

(21)	Includes 1,405,333 shares purchasable by all executive officers and directors as a group within 60 days upon exercise of options and 7,000 restricted stock shares.

ELECTION OF DIRECTORS

      The Board of Directors of the Company is divided into three classes (Class I, Class II and Class III) with three directors in Class I, two directors in Class II and three directors in Class III. One class of directors is elected each year for a three-year term. Three directors, representing the Class III Directors, are to be elected at the Annual Meeting. These Class III Directors will serve until the Annual Meeting of Stockholders in 2007 or until their successors shall have been elected and qualified. The current Board of Directors has selected, and will cause to be nominated at the meeting, Orwin L. Carter, Ph.D., Philip A. Incarnati and M. Christine Jacobs, who upon election will comprise the Class III Directors of the Board of Directors.

      Provided that a quorum of stockholders is present at the meeting in person or by proxy, directors will be elected by a plurality of the votes cast at the meeting. Abstentions and “broker non-votes” will have no effect on the election of the directors. The persons named on the enclosed proxy card or their substitutes will vote all of the shares that they represent for the above-named nominees unless instructed otherwise on the proxy card. If at the time of the Annual Meeting of Stockholders any nominee is unable or declines to serve, the discretionary authority provided in the proxy will be exercised to vote for a substitute. Management does not believe that a substitute nominee will be required.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED IN THIS PROPOSAL.

      The directors and director nominees have supplied the Company with the following information concerning their age, principal employment, other directorships and positions with the Company:

Director/Nominee	Principal Occupation and Other Information

Class I Directors (term expires 2005)
Patrick L. Flinn Director since 1998 Age: 62	Since 1996, Mr. Flinn has been a private investor and consultant to various businesses and non-profit organizations. From July 1991 to January 1996, Mr. Flinn was Chairman, President and Chief Executive Officer of Bank South Corporation. Mr. Flinn is a director of Equity One, Inc., a NYSE company (ticker symbol, EQY), a real estate investment trust that is an owner, operator and redeveloper of neighborhood and community shopping centers.

John V. Herndon Director since 1987 Age: 63	Mr. Herndon joined the Company in April 1987, as Executive Vice President and in July 1989, was appointed President, Chief Executive Officer and Chairman of the Board of Directors of the Company. In August 1993, Mr. Herndon relinquished his role as Chief Executive Officer while retaining his position as Chairman of the Board of Directors of the Company. Mr. Herndon stepped down as Chairman of the Board in December 1994, and currently serves as a Director and Advisor-to-the-President.

Peter A.A. Saunders, F.R.S.A. (Fellow of Royal Society of Arts) Director since 1989 Age: 62	Prior to his retirement in 1999, Mr. Saunders was Owner/Chairman of PASS Consultants from 1988 to 1997, a marketing and business consultancy company based in the United Kingdom. From 1992 to 1994 he served as managing director of United Artists Communications (London-U.K.) Ltd. and from 1975 to 1988 Mr. Saunders held various senior executive and managing directorship positions with Allders Department Stores in the U.K. From 1993 to 1998 Mr. Saunders was a non-executive director of Mayday University Hospital, a 700-bed hospital in London.

Director/Nominee	Principal Occupation and Other Information

Class II Directors (term expires 2006)
Otis W. Brawley, M.D. Director since 1995 Age: 44	Dr. Brawley is a board certified Medical Oncologist. He is a Professor of Medicine and Oncology at the Emory University School of Medicine and Professor of Epidemiology at the Emory University Rollins School of Public Health. He is also Associate Director for Cancer Control at the Winship Cancer Institute of Emory University. Dr. Brawley was previously a Senior Investigator and Assistant Director of the National Cancer Institute. He currently serves on several governmental scientific advisory boards and has designed a number of clinical trials. He is especially interested in cancer prevention and cancer epidemiology. He has authored more than one hundred peer-reviewed publications and serves as associate editor and reviewer for several prestigious scientific publications. In August 2001, Governor Roy Barnes named Dr. Brawley a Georgia Cancer Coalition Eminent Scholar.

Earnest W. Deavenport, Jr. Director since 2000 Age: 66	Before his retirement, Mr. Deavenport was the Chairman of the Board and Chief Executive Officer of Eastman Chemical Company, a global chemical company with a broad portfolio of chemical, plastic, and fiber products. He joined Eastman in 1960, and was named President in 1989. He also served as Group Vice President of Eastman Kodak Company from 1989 through 1993. Mr. Deavenport is a member of the boards of directors of AmSouth Bancorporation, Milliken & Company, King Pharmaceuticals and Acuity Brands, Inc. He has served as a Chairman of the American Plastics Council, the National Association of Manufacturers and The American Chemistry Council, on the Board of Trustees of the Malcolm Baldridge National Quality Award Foundation and on the policy committee of the Business Roundtable.
Class III Director Nominees for election at the Annual Meeting
Orwin L. Carter, Ph.D. Director since 1991 Age: 61	Dr. Carter previously served as Vice President of Finance and Administration for Hamline University. Dr. Carter was employed by Hamline from 1996 to 1999. From March 1995 to August 1997, Dr. Carter served as a consultant with INCSTAR Corporation, a manufacturer of in vitro diagnostic test kits and an affiliate of Sorin Biomedica. From 1989 to September 1994, Dr. Carter served INCSTAR in various capacities including Chairman, Chief Executive Officer and President. Dr. Carter also currently serves on the Board of Directors of Lifecore Biomedical, Inc., a manufacturer and marketer of medical and surgical devices.

Director/Nominee	Principal Occupation and Other Information

M. Christine Jacobs Director since 1992 Age: 53	Since 1992, Ms. Jacobs has been President and Chief Operating Officer of the Company, and in August 1993, Ms. Jacobs was promoted to the position of Chief Executive Officer while retaining the position of President. In 1997 Ms. Jacobs was elected Co-Chairman and in 1998 she was elected Chairman. Ms. Jacobs is also a member of the Board of Directors of McKesson Corporation, a NYSE company (ticker symbol, MCK) and serves on the Compensation and Governance Committees. She is a member of the Board of Directors of Landauer, Inc., a NYSE company (ticker symbol, LDR), and serves on the Audit and Compensation Committees. Ms. Jacobs also sits on the Boards of The Georgia State University Foundation, the Georgia Aquarium, the Board of Councilors of the Carter Center in Atlanta, the American Council for Capital Formation, Friends of Centers for Disease Control and Prevention, and the Editorial Advisory Board for Business To Business magazine.

Philip A. Incarnati Director since 2001 Age: 50	Since 1989, Philip Incarnati has served as President and Chief Executive Officer of McLaren Health Care Corporation, a Michigan-based health care delivery system. Mr. Incarnati began his health care career in 1977, and has held top-level executive positions with the Wayne State University School of Medicine, Detroit Receiving Hospital and University Health Center, and Horizon Health System prior to joining McLaren Health Care Corporation. Mr. Incarnati holds bachelors and masters degrees in management and finance from Eastern Michigan University. He was appointed to the Eastern Michigan University (EMU) Board of Regents in 1992 by Michigan Governor John Engler. He has served as Chairman of the EMU Board of Regents since January of 1995. Mr. Incarnati also holds seats on several other Boards of Directors, including Provider HealthNet Services, Inc., Dallas, Texas and the Michigan Health & Hospital Association. Mr. Incarnati is also a director of the Board of Medical Staffing Network Holdings, Inc., a NYSE company (ticker symbol, MSN) located in Boca Raton, Florida.

Information on Committees of the Board of Directors and Meetings

      The Board of Directors held six meetings during 2003. A majority of the members of the Board of Directors meets the New York Stock Exchange listing standards for independence. There are currently three standing committees of the Board of Directors. All incumbent directors attended at least 75% of the meetings of the Board of Directors and of meetings held by all committees of the Board of Directors on which they served.

      The Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Nominating Committee, which the Company now refers to as the Corporate Governance Committee. Each of the members of the Audit Committee, Compensation Committee and Corporate Governance Committee meets the New York Stock Exchange listing standards for independence.

      The Audit Committee met eight times during 2003. During 2003, the Audit Committee’s responsibilities included the selection of the Company’s independent auditors; maintaining direct lines of communication between the Board of Directors, the independent auditors and the Company’s financial management; monitoring the adequacy and effectiveness of the external audit function and the financial management of the

Company; and assessing and monitoring the control environment and reporting to stockholders. The responsibilities of the Audit Committee are more fully described in its charter, a copy of which is attached as Exhibit A to this proxy statement. Each of the members of the Audit Committee, whose members are Mr. Deavenport, Mr. Flinn, Dr. Carter and Mr. Saunders, is financially literate, as required of Audit Committee members by the New York Stock Exchange. The Board of Directors has determined that Mr. Flinn is an “Audit Committee Financial Expert.”

      The Compensation Committee met two times during 2003. During 2003, the Compensation Committee’s responsibilities included making recommendations concerning remuneration of the Company’s Chief Executive Officer, administering the Company’s stock option plans and determining the conditions and amounts of options granted under these plans. The responsibilities of the Compensation Committee are more fully described in its charter. The Chief Executive Officer has also been delegated the authority to grant options to employees for up to 200,000 shares under the Company’s 2000 Stock Incentive Plan. The Compensation Committee is composed of Mr. Flinn, Dr. Brawley, Mr. Deavenport and Mr. Incarnati.

      The Corporate Governance Committee, formerly referred to as the Nominating Committee, met one time during 2003. During 2003, the Corporate Governance Committee’s responsibilities included evaluating and making recommendations as to individuals believed to be best qualified and willing to fill vacancies on the Board of Directors. This committee identifies potential nominees to the Board of Directors and reviews their qualifications and experience. The process for identifying and evaluating nominees to the Board of Directors is initiated by identifying candidates who meet the criteria for selection as a nominee and have the specific qualities or skills being sought based on input from members of the Board of Directors and, if the Corporate Governance Committee deems appropriate, a third-party search firm. Nominees for director are selected based on their depth and breadth of experience, industry experience, financial background, integrity, ability to make independent analytical inquiries and willingness to devote adequate time to director duties, among other criteria. The responsibilities of the Corporate Governance Committee are more fully described in its charter.

      The Corporate Governance Committee will consider written proposals from stockholders for nominees for director. Any such nominations should be submitted to the Corporate Governance Committee c/o the Secretary of the Company in accordance with the procedures and time frame described in the Company’s By-Laws and as set forth under “Stockholder Proposals” below.

      The Corporate Governance Committee is composed of Mr. Incarnati, Dr. Carter and Dr. Brawley.

Communicating with the Board of Directors

      The Board of Directors provides a process for stockholders to communicate with the directors of the Company. Stockholders may contact directors of the Company by writing to them at the Company’s headquarters: Theragenics Corporation, 5203 Bristol Industrial Way, Buford, Georgia 30518, or by contacting them through the Company’s website at www.theragenics.com. Communications addressed to the Board of Directors will be reviewed by the Secretary of the Company and directed to the appropriate director or directors for their consideration.

Corporate Governance Materials

      The Company’s Corporate Governance Guidelines, Code of Business Conduct, Code of Ethics for Chief Executive Officer and Senior Financial Officers and the charters of the Company’s Compensation Committee, Corporate Governance Committee and Audit Committee will be made available at the Company’s website at www.theragenics.com. The Company’s Audit Committee Charter is also attached as Exhibit A to this proxy statement.

EXECUTIVE OFFICERS

      The executive officers of the Company as of the date of this proxy statement and their age, position with the Company and business experience for the past five years are set forth in the table below.

Executive Officer	Office and Other Information

M. Christine Jacobs Age: 53	President, Chief Executive Officer and Chairman of the Board. See information above under Class III Director Nominees.

James A. MacLennan Age: 44	Mr. MacLennan joined the Company in July 2002 and has served as the Chief Financial Officer and Treasurer since August 2002. Born in Zimbabwe and raised in South Africa, Mr. MacLennan earned both bachelors and post-graduate degrees from the University of Witwatersrand (South Africa) in business, accounting, commercial law and taxation. Before joining TheragenicsTM, Mr. MacLennan served as Executive Vice President and CFO of Lanier Worldwide, Inc. He joined Lanier as Vice-President of Finance and Administration in 1997 and assumed duties of CFO in 1998. Mr. MacLennan also held financial positions for nine years with Exxon Corporation in Great Britain, Australia, and the United States.

Bruce W. Smith Age: 51	Mr. Smith has been the Executive Vice-President, Strategy and Business Development since August 2002 and has served as an Executive Vice-President of the Company since 1998. Mr. Smith joined the Company in 1987 and served as the Company’s Chief Financial Officer, Secretary and Treasurer from 1989 to August 2002. Mr. Smith serves as a director of the Georgia Biomedical Partnership, a 501(c)(3) organization.

R. Michael O’Bannon, Ph.D. Age: 54	Dr. O’Bannon has been the Executive Vice-President, Organizational Development since June 1998. Prior to joining TheragenicsTM, Dr. O’Bannon worked in private practice as a Corporate Psychologist. Dr. O’Bannon earned a B.A., English Literature and a Ph.D., Clinical Psychology from the University of Alabama.

Tracy M. Culver Age: 35	Ms. Culver has served as General Counsel and Corporate Secretary since September 2000. Prior to joining TheragenicsTM, Ms. Culver served as an attorney with Powell Goldstein Frazer & Murphy LLP. Ms. Culver earned a B.A., Psychology from the University of Tennessee and a J.D. from the California Western School of Law. Ms. Culver is a member of the Georgia Bar and the American Corporate Counsel Association.

EXECUTIVE COMPENSATION AND RELATED MATTERS

      The following table summarizes the compensation paid by the Company for services rendered during the years indicated to each of the Company’s executive officers serving as of December 31, 2003 whose salary and bonus exceeded $100,000.

Summary Compensation Table

		Annual Compensation			Long-term
					Compensation-
				Other	Securities	All
				Annual	Underlying	Other
Name and Principal Position	Year	Salary(1)	Bonus	Compensation(2)	Options	Compensation(3)

M. Christine Jacobs(4)	2003	$390,000	$257,400	$91,660		$8,090
President & Chief	2002	$375,000	$150,000	$89,834	180,000	$3,759
Executive Officer	2001	$350,000	$315,000	$89,817		$7,949
James A. MacLennan(5)	2003	$250,000	$9,500	$31,141		$7,203
Chief Financial Officer &	2002	$100,961	$25,000	$3,422	60,000	$100
Treasurer
Bruce W. Smith	2003	$220,385	$18,360	$12,100		$8,983
Executive Vice-President,	2002	$210,385	$7,000	$10,076	20,000	$9,658
Strategy and Business	2001	$200,769	$17,000	$9,600		$4,708
Development

(1)	Includes amounts deferred under the 401(k) feature of the Company’s Employee Savings Plan.

(2)	Reflects the reclassification of perquisites reported as salary or bonus in prior years that are reportable as perquisites.

(3)	All Other Compensation includes premiums on term life insurance policies and Company matching contributions under the Company’s 401(k) plan.

(4)	For Ms. Jacobs, 2003, 2002 and 2001 “Other Annual Compensation” includes $35,000 payable annually for use in producing retirement income, $40,000 made available annually for perquisites, and individual disability insurance, in accordance with her employment contract.

(5)	Mr. MacLennan joined the Company July 24, 2002. For 2003, “Other Annual Compensation” includes a car allowance pursuant to his employment contract plus $22,000 made available for additional perquisites.

      Options. The Company did not make any grants of stock options during fiscal year 2003 to Ms. Jacobs, Mr. MacLennan or Mr. Smith. No stock appreciation rights have ever been issued by the Company.

Aggregated Option Exercises in 2003

and 2003 Year-End Option Values

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-The-Money Options at
	Shares Acquired	Value	Options at End of 2003(#)		End of 2003($)(2)
	on Exercise	Realized
Name	(# of Shares)	($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

M. Christine Jacobs	120,105	$160,659	480,000	120,000	$27,000	$54,000
James A. MacLennan	None	N/A	20,000	40,000	$1,400	$2,800
Bruce W. Smith	None	N/A	160,000	26,000	$49,280	$19,040

(1)	The “value realized” represents the difference between the base (or exercise) price of the option shares and the market price of the option shares on the date the option was exercised. An individual, upon exercise of an option, does not receive cash equal to the amount contained in the Value Realized column of this table. The value realized was determined without considering any taxes that may have been owed.

(2)	Based on $5.47 per share, the December 31, 2003 closing price reported on the New York Stock Exchange.

      The following table provides information about shares available for issuance under the Company’s equity compensation plans as of December 31, 2003.

	(a)	(b)	(c)

		Weighted-	Number of Securities
	Number of	Average Exercise	Remaining Available for
	Securities to be	Price of	Future Issuance Under
	Issued upon	Outstanding	Equity Compensation Plans
	Exercise of	Options,	(Excluding Securities
	Outstanding Awards	Warrants and	Reflected in
Plan Category	Under the Plans	Rights	Column(a)(1))

Equity compensation plans approved by security holders	2,535,133	$9.54	492,598 (2)
Equity compensation plans not approved by security holders	None	N/A	None

Total	2,535,133	$9.54	492,598

(1)	In addition to being available for future issuance upon the exercise of options that may be granted after December 31, 2003, shares may instead be issued in the form of restricted stock.

(2)	Includes 361,929 shares of Common Stock remaining available for future issuance under the Company’s 2000, 1997 and 1995 Stock Incentive Plans, and 130,669 shares of Common Stock remaining available for future issuance under the Company’s Employee Stock Purchase Plan.

Executive Employment Agreements

      The Company has an agreement with Ms. Jacobs which provides for her employment for a three-year term, which is automatically extended each April 13 so that the new term of the agreement expires three years from such date. This agreement provides for an annual base salary of at least $300,000, subject to review at least annually for possible increases, (the current rate of Ms. Jacobs’ annual base salary is $410,000) plus an annual bonus as determined by the Compensation Committee of the Board of Directors. The agreement also entitles Ms. Jacobs to annual perquisites of up to $40,000, and $35,000 annually for use in producing retirement income. In the event Ms. Jacobs’ employment is terminated without Cause, she terminates her own employment for Good Reason (as such terms are defined in the agreement), or the agreement expires because of non-renewal by the Company, she is entitled to certain severance benefits in addition to accrued obligations (as such terms are defined in the agreement). These severance benefits include a payment of two times the sum of her annual base pay plus bonus paid in the most recent fiscal year (if the termination is within one year of a Change in Control of the Company, as defined in the agreement, this amount is three times the sum of her annual base pay plus average bonus in the last three fiscal years), full vesting of all stock options and any other stock grants, and continuation of other employee benefits for two years from the date of termination. The agreement provides that if any Change in Control payments, or benefits are parachute payments subject to excise tax, the Company will pay an additional amount to Ms. Jacobs to put her in the same after tax position as if no excise tax had been incurred.

      The Company has an agreement with Mr. MacLennan that provides for his employment for three years with automatic extensions each July 24 for additional one-year terms. This agreement provides for an annual base salary of at least $250,000, reviewed on an annual basis for consideration of an increase. Mr. MacLennan’s current base salary is $250,000. The agreement also provides that Mr. MacLennan is entitled to discretionary annual bonuses up to 20% of base salary and certain other perquisites. In the event the Company terminates Mr. MacLennan’s employment without Cause, or Mr. MacLennan terminates his employment for Good Reason (as such terms are defined in the agreement), the Company is obligated to pay Mr. MacLennan as severance his annual base salary for two years after termination of employment. In the event the Company terminates Mr. MacLennan within ninety days preceding or within one year following a Change in Control or Mr. MacLennan terminates his employment for any reason before notification by the Company that he will be terminated for Cause, the Company shall be obligated to pay Mr. MacLennan the larger after tax amount of three times his annual base salary at the time of termination or, if less than three times Mr. MacLennan’s salary at the time of termination of employment, an amount that will not result in a nondeductible payment under Section 280G of the Internal Revenue Code (as such terms are defined in the agreement). Such amount shall be paid to Mr. MacLennan ratably over two years following termination.

      The Company has an agreement with Mr. Smith which provided for his employment for the period commencing January 1, 1999 through January 1, 2004, and is automatically extended ninety days before the end of each year. This agreement provides for an annual base salary of at least $150,000, subject to review at least annually for possible increases (the current rate of Mr. Smith’s annual base salary is $225,000), discretionary annual bonuses up to 20% of base salary and certain other perquisites. In addition, in the event the Company terminates Mr. Smith’s employment without Cause, or Mr. Smith terminates his employment for Good Reason (as such terms are defined in the agreement), the Company is obligated to pay Mr. Smith as severance his annual base salary for the remainder of the agreement or until two years after termination of employment (whichever occurs first). In the event the Company terminates Mr. Smith within ninety days preceding or within one year following a Change in Control or Mr. Smith terminates his employment for any reason before notification by the Company that he will be terminated for Cause, the Company shall be obligated to pay Mr. Smith the larger after tax amount of three times his annual base salary at the time of termination or, if less than three times Mr. Smith’s salary at the time of termination of employment, an amount that will not result in a nondeductible payment under Section 280C of the Internal Revenue Code (as such terms are defined in the agreement). Such amount shall be paid to Mr. Smith ratably over two years following termination.

Director Compensation

      Directors who are not officers of the Company received $4,000 per quarter, $1,000 for attending each Board meeting and $750 for attending each Committee meeting during 2003. Also during 2003, the Audit Committee Chair received a retainer fee of $1,000 per quarter and the Compensation Committee Chair and the Nominating Committee Chair each received a retainer fee of $500 per quarter. Prior to 2003, each director who is not an officer of the Company was granted upon his or her election or reelection to a three-year term as a director, an option to purchase 48,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock as of the date of election or reelection. Each option shall vest at the rate of 16,000 shares annually at the end of each year of service in the director’s three-year term. Beginning in 2003, stock option awards to non-officer directors decreased from 48,000 per three-year term to 5,000 stock options per year (phased in as a director is elected or re-elected to the Board) plus each non-officer director receives 1,000 shares of restricted stock per year with one year vesting.

Board Compensation Committee Report on Executive Compensation.

      CEO Compensation. The Compensation Committee has a policy that a significant portion of the Chief Executive Officer’s pay should be related to the performance of the Company and the Chief Executive Officer’s contribution to that performance. In determining the amount and type of compensation, the Committee’s goal is to provide a package that reflects the Chief Executive Officer’s particularized value to the Company, while placing a substantial portion of the Chief Executive Officer’s compensation “at risk” by basing it on both short-term and long-term measures of the Company’s performance.

      The Chief Executive Officer’s bonus compensation for 2003 was based on quantitative and qualitative performance goals established in advance by the Compensation Committee and approved by the Board, in consultation with the Chief Executive Officer and Chief Financial Officer. The Chief Executive Officer was eligible to receive a bonus of up to 40% of base compensation based on achievement of the established qualitative performance goals reflecting progress towards the achievement of certain strategic goals. The qualitative performance goals, which were equally weighted, related to Medicare reimbursement for brachytherapy, the Company’s new iodine-125-based brachytherapy device, direct sales and research and development goals.

      In that regard, the Chief Executive Officer earned a qualitative strategic goal bonus award of $117,000 based on the following accomplishments:

•	The Company’s leading role in securing fair reimbursement for brachytherapy devices through the enactment of new Medicare legislation, pivotal to TheragenicsTM and to the industry as a whole. The Company worked closely with policymakers in formulating new Medicare policies, which recognize the unique aspects of classification and reimbursement that apply to brachytherapy devices. The new policies provide help and hope to cancer patients, their healthcare providers and the centers which treat them;

•	The Company’s launch of I-Seed, the Company’s iodine-125-based brachytherapy device, and the Company’s I-Seed manufacturing accomplishments, which should enhance the Company’s ability to market to direct customers who seek a single source for both palladium-103 and iodine-125 brachytherapy seeds. This acquisition was critical to the Company’s competitive position and in line with the Company’s strategic direction; and

•	The Company’s development of the direct sales force, necessitated in part by poor performance by third-party distributors, and increased total direct sales as a percentage of total sales.

      The Chief Executive Officer was also eligible to receive a bonus of up to 40% of base compensation based on a targeted level of revenue-based bonus for 2003. Based on the Company’s 2003 revenues, the Chief Executive Officer earned a revenue-based bonus of $140,400.

      Accordingly, the Compensation Committee and Board approved qualitative and quantitative performance bonuses totaling $257,400 for Ms. Jacobs for 2003. The Committee and the Board believe the awarded bonuses reflect fair and adequate compensation for the Chief Executive Officer and her accomplishments in 2003.

      The Compensation Committee recommended and the Board of Directors approved base compensation of $410,000 for the Chief Executive Officer in 2004, excluding perquisites and retirement benefits provided for under her employment agreement. Under her employment agreement, the Chief Executive Officer is entitled to $35,000 payable annually for use in producing retirement income and individual disability insurance and perquisites with a value of $40,000.

      Other Executive Officer Compensation. The Compensation Committee has historically set only the compensation of the Chief Executive Officer. Compensation of other executive officers for recent years has reflected the terms of the executive officers’ employment agreements with the Company and the Chief Executive Officer’s subjective evaluation of the responsibilities and performance of each executive officer. Under the recently adopted Compensation Committee Charter (posted on the Company’s website), the Compensation Committee’s responsibilities starting in 2004 will include making recommendations to the

Board of Directors consistent with shareholder interests with respect to compensation of the Company’s other executive officers.

      Options. No additional options were granted to executive officers in 2003. The Board of Directors has delegated authority to the Chief Executive Officer to grant options for up to an aggregate of 200,000 shares to employees of the Company. The Chief Executive Officer did not grant any options to employees in 2003.

     Tax Deductibility

      Section 162(m) of the Internal Revenue Code disallows a federal income tax deduction for compensation over $1,000,000 to executive officers named in the summary compensation table unless the compensation is paid pursuant to a plan which is performance-related, non-discretionary and has been approved by stockholders. The Compensation Committee does not believe that any portion of compensation payable to executive officers for 2003 is non-deductible.

      Submitted by the Members of the Compensation Committee:

Earnest W. Deavenport, Jr.

Patrick L. Flinn
Otis W. Brawley, M.D.
Philip A. Incarnati

Chief Executive Officer Report with respect to compensation of other executive officers.

      Compensation for executive officers during 2003 was based on the terms of the executive officers’ employment agreements with the Company. In addition, the Chief Executive Officer could consider pay increases and equity, bonus and perquisite awards based on subjective evaluations of the executive’s responsibilities and performance.

      Mr. MacLennan’s annual salary during 2003 was pursuant to his Executive Employment Agreement. Mr. MacLennan was also given a discretionary bonus of $9,500. Mr. Smith was given a discretionary annual salary increase of $5,000, effective December 1, 2003, and a bonus of $18,360.

      Submitted by the Chief Executive Officer:

M. Christine Jacobs

Audit Committee Report

      The Audit Committee assists the Board of Directors in its oversight of the Company’s accounting, reporting practices and financial reports. In 2003, the Audit Committee adopted a revised charter, a copy of which is filed as Exhibit A to this proxy statement. The Audit Committee’s responsibilities are more fully described in its charter.

      Management has the primary responsibility for the preparation and integrity of the Company’s financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company’s independent auditors, Grant Thornton LLP, are responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

      The Audit Committee reports as follows with respect to the audit of the Company’s 2003 audited financial statements:

•	The Committee has reviewed and discussed the Company’s 2003 audited financial statements with its management,

•	The Committee has discussed with the independent auditors, Grant Thornton LLP, the matters required to be discussed by SAS 61, which include, among other items, matters related to the conduct of the audit of the Company’s financial statements,

•	The Committee has received written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (which relates to the auditors’ independence from the Company and its related entities) and has discussed with the auditors their independence from the Company, and

•	Based on review and discussions of the Company’s 2003 audited financial statements with management and discussions with the independent auditors, the Audit Committee has recommended to the Board of Directors that the Company’s 2003 audited financial statements be included in the its Annual Report on Form 10-K.

•	The Committee, comprising non-management directors, meets at regularly scheduled executive sessions. The Committee Chair, Mr. Flinn, presides at the executive sessions.

March 31, 2004

Audit Committee

Patrick L. Flinn
Orwin L Carter, Ph.D.
Peter A.A. Saunders
Earnest W. Deavenport, Jr.

      The Company’s Audit Committee is comprised of Patrick L. Flinn, Orwin L. Carter, Ph.D., Peter A.A. Saunders and Earnest W. Deavenport, Jr. Each of these members meets the requirements for independence as defined by the applicable NYSE standards.

Related Party Transactions

      Ms. Jacobs, President, Chairman and CEO of Theragenics Corporation®, was a director of the American Cardiovascular Research Institute (ACRI). ACRI performed animal studies related to the Company’s research initiatives. TheragenicsTM paid ACRI approximately $60,000, $117,000 and $320,000 during 2003, 2002, and 2001, respectively, for these animal studies.

      Ms. Jacobs is also a director of Landauer, Inc., a vendor that provides radiation measurement services to TheragenicsTM. TheragenicsTM paid this vendor approximately $37,000, $29,000 and $24,000 during 2003, 2002, and 2001, respectively, for these services.

      Ms. Jacobs is also related to the principal of an outside consultant, Medical Equities that provides real estate advisory services. TheragenicsTMpaid this consultant approximately $5,000 in 2003 for these services.

STOCK PERFORMANCE GRAPH

      The following graph compares the performance of the Company’s Common Stock to the performance of (1) the New York Stock Exchange Composite Index and (2) a self-constructed peer group of issuers selected by the Company. The graph assumes that $100 was invested on December 31, 1998, in the Company’s Common Stock and each of the indices and that all dividends were reinvested.

Comparison of Five-Year — Cumulative Returns

	1998	1999	2000	2001	2002	2003

Theragenics Corporation®	100.0	55.6	30.7	60.4	24.7	33.5
NYSE Composite Index	100.0	109.5	113.8	105.2	86.3	110.2
Self-Constructed Peer Group(1)	100.0	88.7	97.1	97.5	102.9	136.2

(1)	Based on information for a self-constructed peer group consisting of:

Draxis Health, Inc.; Implant Sciences Corporation; Isonics Corporation; Mentor Corporation; North American Scientific, Inc.; Novoste Corporation; Synovis Life Technologies, Inc. (previously known as Bio Vascular, Inc.).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      There were no interlocks with other companies within the meaning of the SEC’s proxy rules during 2003.

      During 2003, the Chief Executive Officer generally determined the compensation for executive officers other than the Chief Executive Officer.

PRINCIPAL ACCOUNTING FEES AND SERVICES

      Grant Thornton LLP has been the independent public accountants for the Company since fiscal year 1989. A representative of Grant Thornton LLP is expected to be present at the meeting and will be available to respond to appropriate questions. The representative will also have an opportunity to make a statement if he or she desires to do so. Approval of the Company’s independent public accountants is not a matter required to be submitted to the stockholders. Following are aggregate fees billed to the Company by Grant Thornton LLP for professional services for the fiscal years ended December 31, 2003 and 2002.

      Audit Fees. In connection with services rendered for the audit of the Company’s annual financial statements and the review of the Company’s interim financial statements, the Company has estimated that its total audit fees for fiscal years 2003 and 2002 were approximately $113,600 and $91,900, respectively. This figure is based on an estimate provided by our accountants, Grant Thornton LLP, and includes fees for services that were billed to the Company in fiscal year 2004 in connection with the 2003 fiscal year audit.

      Audit-Related Fees. The aggregate fees billed by Grant Thornton LLP for professional services to the Company consisted of fees associated with the audit of the financial statements of certain employee benefit plans and due diligence related to an acquisition in the amounts of approximately $32,800 and $14,900 for the fiscal years ending 2003 and 2002, respectively.

      Tax Fees. The aggregate fees billed by Grant Thornton LLP for professional services to the Company relating to tax compliance, tax planning and tax advice, taken as a whole, were approximately $84,500 and $34,000 for the fiscal years ending 2003 and 2002, respectively.

      All Other Fees. The Company did not retain its principal accountant to perform services other than as stated under the captions “Audit Fees,” “Audit-Related Fees” and “Tax Fees” above for the fiscal years 2003 and 2002.

      The Audit Committee pre-approves services performed by its principal accountant.

      The Audit Committee has considered the provision of non-audit services by our principal accountants and has determined that the provision of such services were consistent with maintaining the independence of the Company’s principal accountants.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Pursuant to Section 16(a) of the Securities Exchange Act of 1934, officers, directors, and beneficial owners of more than ten percent of the outstanding Common Stock are required to file reports with the Securities and Exchange Commission reporting their beneficial ownership of the Common Stock at the time they become subject to the reporting requirements and changes in beneficial ownership occurring thereafter. Based on a review of the reports submitted to the Company and written representations from persons known to the Company to be subject to these reporting requirements, the Company believes that its executive officers and directors complied with the Section 16(a) requirements during fiscal 2003.

STOCKHOLDER PROPOSALS

      Stockholders of TheragenicsTM may submit proposals for inclusion in the proxy materials. These proposals must meet the stockholder eligibility and other requirements of the Securities and Exchange Commission. In order to be included in the Company’s 2005 proxy material, a stockholder’s proposal must be received not later than December 1, 2004 at Theragenics Corporation® offices, 5203 Bristol Industrial Way, Buford, Georgia 30518, ATTN: Corporate Secretary.

      In addition, TheragenicsTM’ By-Laws provide that in order for business to be brought before the Annual Meeting, a stockholder must deliver or mail written notice to the principal executive offices of the Company, which written notice is received not less than 60 days nor more than 90 days prior to the date of the meeting. The notice must state the stockholder’s name, address, number and class of shares of TheragenicsTM stock held, and briefly describe the business to be brought before the meeting, the reasons for conducting such business at the Annual Meeting, and any material interest of the stockholder in the proposal.

      The By-Laws also provide that if a stockholder intends to nominate a candidate for election as a Director, the stockholder must deliver written notice of his or her intention to the Secretary of the Company. The notice must be received not less than 60 days nor more than 90 days before the date of the meeting of stockholders. The notice must set forth the name and address of, and the number of shares owned by, the stockholder (and that of any other stockholder known to be supporting said nominee). The notice must also set forth the name of the nominee for election as a Director, the age of the nominee, the nominee’s business address and experience during the past five years, the number of shares of stock of the Company beneficially held by the nominee, and such other information concerning the nominee as would be required to be included in a proxy statement soliciting proxies for the election of the nominee. In addition, the notice must include the consent of the nominee to serve as a Director of TheragenicsTM if elected.

MISCELLANEOUS

      The Company’s website address is “http://www.theragenics.com.” The Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to those reports are available free of charge through its website by clicking on the “Investor Relations” page and selecting “SEC Filings.” These reports will be available as soon as reasonably practicable after such material has been electronically filed with, or furnished to, the SEC. These reports are also available through the SEC’s website at “http://www.sec.gov.” The information on these websites and the information contained therein or connected thereto are not intended to be incorporated by reference into this proxy statement.

      The Company will furnish without charge a copy of its annual report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended December 31, 2003, including financial statements and schedules, to any record or beneficial owner of its common stock as of March 15, 2004, who requests a copy of such report. Any request for the 10-K report should be in writing addressed to: Investor Relations, Theragenics Corporation®, 5203 Bristol Industrial Way, Buford, Georgia 30518. If the person requesting the report was not a stockholder of record on March 15, 2004, the request must include a representation that such person was a beneficial owner of common stock of the Company on that date. Copies of any exhibits to the Form 10-K will be furnished on request and upon payment of the Company’s expenses in furnishing such exhibits.

OTHER MATTERS

      Management is not aware of any matters to be presented for action at the meeting other than those set forth in this Proxy Statement. However, should any other business properly come before the meeting, or any adjournment thereof, the enclosed Proxy confers upon the persons entitled to vote the shares represented by such Proxy discretionary authority to vote the same in respect of any such other business in accordance with their best judgment in the interest of the Company.

Buford, Georgia

March 31, 2004

Exhibit A

Theragenics Corporation®

Audit Committee Charter

I. Purpose

      The Board of Directors (the “Board”) of Theragenics Corporation (the “Company”) has established the Audit Committee (the “Committee”) to assist the Board in fulfilling its oversight responsibilities of (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, and (4) the performance of the Company’s internal audit function and independent auditors.

II. Composition

      The Committee will be comprised of at least three members of the Board. All members of the Committee shall be independent and free of any relationship that, in the opinion of the Board, would interfere with their exercise of independent judgment as Committee members. The Board must affirmatively determine, considering all relevant facts and circumstances, that the director has no direct or indirect material relationship with the Company. Each member of the Audit Committee must satisfy any other applicable membership requirements set forth in the listing requirements of the New York Stock Exchange.

      All members of the Committee shall be able to read and understand fundamental financial statements (including, but not limited to, those contained in the Form 10-Q and 10-K documents required to be filed with the Securities and Exchange Commission), and at least one member of the Audit Committee shall have accounting or financial expertise as the Board interprets such qualifications in its business judgment. The Board shall also determine whether any members of the Committee constitute an “Audit Committee Financial Expert” under the rules and regulations of the Securities and Exchange Commission. One member of the Committee shall serve as Chairman.

      No Committee member will simultaneously serve on the audit committee of more than three public companies unless the Board affirmatively determines that such simultaneous service would not impair the ability of such member to serve on the Committee. The members of the Committee will be elected annually at the organizational meeting of the full Board and will be listed in the annual report to shareholders.

III. Responsibilities

      A. Scope of Responsibility and Authority. The primary responsibility of the Committee is to oversee the Company’s financial reporting process on behalf of the Board and report the results of its activities to the Board. The Committee will be directly responsible for the appointment and dismissal, compensation and oversight of the Company’s independent auditors and may not delegate such responsibilities to others. The Committee does not prepare financial statements on behalf of the Company or perform the Company’s audits, and its members are not the Company’s auditors and do not certify the Company’s financial statements. The Company’s management prepares the Company’s financial statements, which are audited and certified by the Company’s independent auditors.

      The Committee may retain (and determine and receive from the Company the appropriate funding for) experts to advise or assist it, including outside counsel, accountants, financial analysts or others.

      In addition to the matters set forth herein, the Committee will perform such other functions as required by law, the Company’s Articles of Incorporation or Bylaws, or the Board.

      B. Responsibilities and Duties. The Committee will meet at least four times a year, with authority to meet more frequently as appropriate.

      In carrying out its oversight responsibilities, the Committee will:

1. Meet at the request of the Chief Executive Officer, Chief Financial Officer, Chairman of the Committee or the independent auditors.

2. Meet separately, periodically, with (a) management, (b) the Company’s internal auditors (or other personnel responsible for the internal audit function), and (c) the Company’s independent auditors to discuss issues and concerns warranting Committee attention.

3. Review with management, the independent auditors and the internal auditors, the adequacy of the Company’s internal controls, disclosure processes and management’s responses with respect to recommendations for internal control improvements.

4. Recommend to the Board whether the Company’s financial statements should be included in the Company’s annual report on Form 10-K.

5. Prepare the Committee report to be included in the Company’s annual proxy statement.

6. Review and discuss with management the policies and guidelines for earnings press releases and financial information and earnings guidance provided to analysts and ratings agencies.

7. Review and discuss with management the policies and guidelines for risk assessment and management.

8. Conduct or authorize investigations into any matters within the Committee’s scope of responsibilities;

9. Obtain assistance as needed from the Chief Executive Officer, the Chief Financial Officer, or the Company’s Internal Auditors (or other personnel responsible for the internal audit function) and retain experts to advise or assist the Committee, including outside counsel, accountants, financial analysts or others;

10. Take any other action permitted by applicable laws, rules, and regulations necessary to accomplish any action authorized by this Charter or to further the goals of the Committee as set forth in this Charter.

      C. Relationships with Independent Auditors. In order to retain independent auditors to review the records and accounts of the Company, the Committee will:

1. Have the sole authority to appoint, retain, compensate, evaluate and terminate the independent auditors to conduct Company audits or to perform permissible non-audit services, with the independent auditors ultimately accountable to the Committee with respect to audit and related work.

2. Review the independent auditors’ scope and audit plan prior to the commencement of the audit.

3. Pre-approve any services, whether audit or non-audit services, to be performed by the independent auditors, or establish policies pursuant to which services to be performed by the independent auditor will be preapproved.

4. Determine the scope of the audit and the associated fees to be paid to the independent auditors (for both audit and permissible non-audit work).

5. Discuss with the independent auditors any relationships that may affect the auditors’ independence and confirm and oversee the independence of the auditors.

6. Pre-approve the Company’s hiring of any employees or former employees of the independent auditors or establish policies with respect to any such hiring.

7. Obtain and review annually a report by the independent auditors describing (a) the auditing firm’s internal quality control procedures, (b) any material issues raised by its most recent quality control review, or peer review, or any inquiry or investigation within the preceding five years and steps taken to resolve those issues, and (c) all relationships between the independent auditors and the Company.

2

8. Direct the independent auditors to provide the Committee with timely reports of:

(a) all critical accounting policies and practices,

(b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, effects of using such alternatives, and the treatment preferred by the independent auditing firm, and

(c) other material written communications between the independent auditors and management.

      D. Company Financial Statements. Prior to the release or filing of the Company’s financial statements, including, but not limited to, those contained in the Company’s quarterly Form 10-Q and annual Form 10-K, the Committee will review with management and the independent auditors the Company’s annual and quarterly financial statements and related footnotes, including, but not limited to, those contained in the Company’s Form 10-Q and Form 10-K filings as well as disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The Committee will also review at least annually:

1. With the independent auditors and management, their processes for assessment of material misstatements, identification of the notable risk areas, and their response to those risks.

2. The independent auditors’ qualitative judgment about the quality, not just the acceptability, of accounting principles, use of estimates, bases for determining the amounts of estimates, and financial disclosures.

3. With the independent auditors any significant difficulties or disputes with management encountered during the course of the audit, including management’s response.

4. With the independent auditors the management letter provided by the independent auditors and the Company’s response.

5. Any financial or non-financial arrangements of the Company that do not appear on the financial statements of the Company and their related risks.

6. With management and the independent auditors the effect of regulatory and accounting initiatives as well as accounting principles and their alternatives that have a significant effect on the Company’s financial statements.

7. Any transactions or courses of dealing with parties related to the Company.

8. Any other matters related to the annual Company audit, including those matters that are required to be communicated to the Committee under applicable law and generally accepted auditing standards.

      E. Oversight of Corporate Compliance Function. The Committee will:

1. Establish procedures whereby employees can confidentially and anonymously submit to the Committee concerns or issues regarding the Company’s accounting or auditing matters.

2. Establish procedures for the receipt, retention and treatment of complaints regarding accounting or auditing matters, including their controls.

3. Discuss with the independent auditors whether they believe or have any reason to believe that an illegal act has occurred, regardless of whether they believe it will materially affect the Company’s financial statements.

4. Review any transactions with related parties and the procedures used to identify related parties.

5. Perform an evaluation of its performance at least annually to determine whether it is functioning effectively.

3

      F. Audit Committee Formalities and Charter. The Committee will:

1. Review and reassess annually the adequacy of this Charter and recommend any changes to the Board.

2. Report periodically to the Board on the Committee’s activities and findings, including any issues regarding the quality or integrity of the Company’s financial statements, including, but not limited to, those included in the Company’s quarterly Form 10-Q and annual Form 10-K filings, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors or the performance of the internal auditors.

3. Cause appropriate minutes of the Committee’s meetings to be kept.

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PROXY/ VOTING INSTRUCTIONS CARD
THERAGENICS CORPORATION®
This Proxy Is Solicited On Behalf Of The Board Of Directors.

Annual Meeting of Stockholders – May 11, 2004

    The undersigned hereby appoints Mr. James A. MacLennan (“Proxy”), as the undersigned’s Proxy with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated below, all shares of Common Stock of Theragenics Corporation® (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 11, 2004, or any adjournment thereof.

    PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

    A ticket must be presented in order to gain admission to the Annual Meeting of Stockholders. If you are planning on attending the meeting, please complete and return the enclosed Admission Ticket Request Form in order to receive your Admission Ticket. You will not be mailed an Admission Ticket. Your ticket will be available at the registration table on May 11, 2004.

Theragenics Corporation®

5203 Bristol Industrial Way
Buford, Georgia 30518

    FOLD AND DETACH HERE – IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

    Please mark your votes as indicated in this example ☒

1.	ELECTION OF DIRECTORS

☐	FOR the nominees listed below	☐	WITHHOLD AUTHORITY to vote for
the nominees listed below

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list below.)

Nominees: Orwin L. Carter, Ph.D., Philip A. Incarnati, and M. Christine Jacobs

2.	In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF ORWIN L. CARTER, Ph.D., PHILIP A. INCARNATI, AND M. CHRISTINE JACOBS

Dated:	--------------------------- ,2004

Signature(s)

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.